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FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2011
Presidential Life Corporation (Exact name of registrant as specified in its charter)
Delaware 000-05486 13-2652144 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
69 Lydecker Street Nyack, New York 10960 (Address of principal executive offices) (Zip Code)
(845) 358-2300
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On August 8, 2011, Presidential Life Corporation (the “Company”) issued a press release announcing the Company’s financial results for its fiscal second quarter ended June 30, 2011.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2)  of the Securities Act of 1933, as amended.  In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01  Financial Statements and Exhibits

         (d)      Exhibits:

       99.1   Press Release entitled “Presidential Life Announces Second Quarter 2011 Results” issued by Presidential Life Corporation on August 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL LIFE CORPORATION

Date: August 8, 2011	By:	/s/ Donald L. Barnes
		Name:	Donald L. Barnes
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1

Press Release entitled “Presidential Life Announces Second Quarter 2011 Results” issued by Presidential Life Corporation on August 8, 2011.

Presidential Life Announces Second Quarter 2011 Results

- Reports second quarter 2011 EPS of $0.47 compared to $0.24 EPS for the second quarter 2010 –

Nyack, N.Y. (August 8, 2011) — Presidential Life Corporation (“Presidential Life” or the “Company”) (Nasdaq: PLFE) today announced results for the second quarter ended June 30, 2011.  Presidential Life, through its wholly owned subsidiary Presidential Life Insurance Company, is engaged in the sale of fixed deferred and immediate annuities, life insurance and accident & health insurance products.

Second quarter 2011 net income was $13.8 million or $0.47 per share, compared with net income of $7.1 million or $0.24 per share for the comparable three-month period in 2010.  Net income for the first six months of 2011 was $21.3 million or $0.72 per share, compared with a net income of $5.2 million or $0.18 per share for the comparable six month period in 2010.

Total revenues in the second quarter of 2011 were $74.3 million, an increase of 5.5% or $3.9 million from $70.4 million in the second quarter of 2010.  Total revenues for the first six months totaled $139.2 million, an increase of 6.7% or $8.8 million from $130.4 million for the comparable six month period in 2010.  These increases were largely attributable to net realized investment gains generated from our limited partnership portfolio in the first two quarters of 2011.

“Despite the continued uncertain economic environment, during the quarter A.M. Best Company upgraded Presidential Life Insurance Company to a B++ (Good) with a Stable Outlook.  This upgrade acknowledged the Company’s strong capital profile and positive operating results, giving recognition to our strategic growth initiatives currently underway.  Further evidence of our capital strength is illustrated by reaching our highest RBC1 ratio in over a decade at an estimated 553% at the second quarter ended June 30, 2011; the RBC ratio at year-end 2010 was 449%,” said Donald Barnes, Vice Chairman of the Board, CEO and President.

Key Items for the Second Quarter Results

•

Basis point spread2 totaled 202 basis points in the first half of 2011 compared to 17 basis points for the first half of 2010.

•

Total annuity sales3 of $20.2 million in the second quarter, a decrease of 67% over 2010 levels due to the continued low interest rate environment.

•

Deferred annuity surrenders were $27.2 million in the second quarter of 2011 compared to $31.1 million for the same period in 2010 (a 12.5% decrease) representing average surrender rates for these periods of 1.5% and 1.6%, respectively.

__________________________

1 NAIC Company Action Level Risk-Based Capital (“RBC”) ratio.

2 Defined as the yield on invested assets over the cost of money on annuity liabilities.  Yield is inclusive of realized capital gains/ (losses), other-than-temporary-impairments and equity in earnings/(losses) on limited partnerships.

3 In accordance with Generally Accepted Accounting Principles (“GAAP”), sales of deferred annuities and immediate annuities without life contingencies ($12.4 million) are not reported as insurance revenues, but rather as additions to policyholder account balances.  In addition, sales of immediate annuities with life contingencies, which are reported as insurance revenues under GAAP, totaled $1.3 million.

Discussion of Second Quarter 2011 and Year-to-Date Financial and Operating Results

As previously discussed, total revenues in the second quarter of 2011 were $74.3 million, an increase of 5.5% or $3.9 million from $70.4 million in the second quarter of 2010.  Total revenues for the first six months totaled $139.2 million, an increase of 6.7% or $8.8 million from $130.4 million in the first half of 2010.  As discussed below, the increase from the prior year was largely attributable to an increase in net realized investment gains.

Total annuity considerations with life contingencies, life insurance and accident & health premiums were $7.5 million in the second quarter and $13.4 million for the first six months of 2011, a decrease of $5.7 million or 43.2% and $14.5 million or 52.0% from the same respective periods in 2010.  Immediate annuity considerations with life contingencies decreased $6.0 million in the second quarter and $14.8 million in the first six months of 2011 when compared to the same respective periods in 2010.  Life insurance and accident & health premiums totaled $4.4 million in the second quarter and $9.0 million in the first six months of 2011. These amounts represent an increase of $0.3 million and $0.2 million or 6.4% and 2.3% from the same respective periods in 2010.

Sales of deferred annuities and immediate annuities without life contingencies were $17.1 million in the second quarter of 2011 and $29.5 million in the first six months, a decrease of $4.4 million or 20.5% and $16.2 million or 35.5% from the same respective periods in 2010.  The decrease was primarily due to the low interest rate environment that continued throughout the first six months of 2011.

Net investment income was $48.9 million in the second quarter and $98.3 million for the first six months of 2011, a decrease of $0.7 million or 1.5% and an increase of $0.5 million or 0.5% from the same respective periods in 2010.

Net realized investment gains, including other than temporary impairments (“OTTI”), were $16.9 million in the second quarter and $21.8 million in the first six months of 2011, an improvement of $11.1 million and $15.7 million from the same respective periods in 2010.  The increases were largely due to the liquidation of one hedge fund in which the Company invested from our limited partnership portfolio on June 30, 2011 that resulted in a realized investment gain of approximately $10.6 million. Investment yield for the first half of 2011 was 7.01% versus 5.25% for the same period in 2010.

Interest credited and benefits paid and accrued to policyholders were $43.1 million in the second quarter and $88.0 million in the first six months of 2011, a decrease of $10.0 million or 18.8% and $18.9 million or 17.6% from the same respective periods in 2010.  General expenses and commissions to agents were $8.1 million in the second quarter and $15.5 million in the first six months of 2011, an increase of $2.8 million or 52.8% and $2.1 million or 15.9% from the same respective periods in 2010,   The majority of the increase in the second quarter was primarily due to an increase in severance costs, the New York State triennial examination and legal/accounting expenses associated with Company’s financial restatements.

The Company recorded an income tax expense of $7.3 million in the second quarter and $11.2 million in the first six months of 2011 compared to an income tax expense of $3.8 million and $5.2 million in the comparable 2010 periods.  The increase tax expense was due to higher pre-tax income.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, quotations from management, statements about our future plans and business strategy, and expected or anticipated future events or performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

About Presidential Life

Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a leading provider of fixed deferred and immediate annuities, life insurance and accident & health insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its products in 50 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Contacts

Presidential Life Corporation Donald Barnes Vice Chairman of the Board, CEO and President (845) 358-2300 ext. 250	Presidential Life Corporation P.B. (Pete) Pheffer Senior Vice President, CFO and Treasurer (845) 358-2300 ext. 205

PART 1 – FINANCIAL INFORMATION
PRESIDENTIAL LIFE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
Item 1. Financial Statements
		June 30,		December 31,
ASSETS:		2011		2010
Investments:		(Unaudited)		(Audited)
Fixed maturities:
Available for sale at market (Amortized cost of $3,169,937 and $3,209,803 respectively)		$ 3,386,758		$ 3,391,998
Common stocks (Cost of $748 and $472, respectively)		1,644		1,279
Derivative instruments, at fair value		8,739		9,402
Real estate		415		415
Policy loans		18,291		19,607
Short-term investments		159,004		107,958
Limited Partnerships		206,156		195,501
Total Investments		3,781,007		3,726,160

Cash and cash equivalents		18,347		5,924
Accrued investment income		46,583		42,757
Deferred policy acquisition costs		51,042		57,298
Furniture and equipment, net		332		376
Amounts due from reinsurers		17,265		16,644
Amounts due from investments transactions		18,548		49,005
Federal income taxes recoverable		10,064		2,627
Other assets		1,446		1,495
TOTAL ASSETS		$ 3,944,634		$ 3,902,286

LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Policy Liabilities:
Policyholders' account balances		$ 2,362,623		$2,401,482
Future policy benefits:
Annuity		647,747		663,456
Life and accident and health		83,260		81,081
Other policy liabilities		13,112		11,718
Total Policy Liabilities		3,106,742		3,157,737

Deposits on policies to be issued		632		1,166
General expenses and taxes accrued		2,704		1,573
Deferred federal income taxes, net		72,503		45,157
Amounts due for security transactions		13,602		-
Other liabilities		14,290		14,745
Total Liabilities		$ 3,210,473		$ 3,220,378
Commitments and Contingencies

Shareholders’ Equity:
Capital stock ($.01 par value; authorized 100,000,000 shares outstanding, 29,574,697 and 29,574,697 shares, respectively)		296		296
Additional paid in capital		7,212		7,123
Accumulated other comprehensive gain		153,117		118,609
Retained earnings		573,465		555,880
Total Shareholders’ Equity		734,161		681,908
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$ 3,944,634		$ 3,902,286
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
REVENUES:	2011	2010	2011	2010
Insurance Revenues:
Premiums	$ 4,443	$ 4,175	$ 8,961	$ 8,758
Annuity considerations	3,033	9,018	4,397	19,153
Universal life and investment type policy fee income	867	534	1,798	1,059
Equity in earnings (losses) on limited partnerships	(176)	(461)	1,964	(5,191)
Net investment income	48,885	49,630	98,343	97,852
Net realized investment gains (losses):
Total Other-than-temporary-impairment (“OTTI”) losses Net OTTI losses recognized in other comprehensive income	(5,776) 3,088	- -	(6,712) 3,088	- -
OTTI losses recognized in earnings Net Realized capital gains, excluding OTTI losses	(2,688) 19,630	- 5,883	(3,628) 25,411	- 6,114

Other income	305	1,624	1,944	2,614
TOTAL REVENUES	74,299	70,403	139,190	130,359

BENEFITS AND EXPENSES:
Death and other life insurance benefits	4,432	4,682	8,916	9,141
Annuity benefits	20,430	20,281	41,858	40,679
Interest credited to policyholders' account balances	25,550	26,729	51,026	53,319
Other interest and other charges	448	219	707	558
Increase in liability for future policy benefits	(7,807)	1,214	(14,457)	3,196
Commissions to agents, net	1,211	1,649	2,364	3,461
Costs related to consent revocation solicitation and related matters	-	205	-	1,173
General expenses and taxes	6,905	3,458	13,123	8,729
Change in deferred policy acquisition costs	2,031	1,093	3,162	2,108
TOTAL BENEFITS AND EXPENSES	53,200	59,530	106,699	122,364

Income before income taxes	21,099	10,873	32,491	7,995
Provision (benefit) for income taxes:
Current	3,240	4,596	2,290	6,384
Deferred	4,038	(804)	8,919	(3,616)
	7,278	3,792	11,209	2,768

NET INCOME	$ 13,821	$ 7,081	$ 21,282	$ 5,227

Earnings per common share, basic	$ 0.47	$ 0.24	$ 0.72	$ 0.18
Earnings per common share, diluted	$ 0.47	$ 0.24	$ 0.72	$ 0.18
Weighted average number of shares outstanding during the period, basic	29,574,697	29,574,697	29,574,697	29,574,697
Weighted average number of shares outstanding during the period, diluted	29,576,541	29,574,697	29,574,697	29,574,511